EXHIBIT 23.3

EXHIBIT 23.3

   EXPLANATORY NOTE REGARDING ARTHUR ANDERSEN LLP

          The consolidated financial statements of BB&T Corporation and its subsidiaries as of and for the fiscal years ended December 31, 2002 and December 31, 2003 which are incorporated by reference into this registration statement from BB&T’s annual reports on Form 10-K for the years ended December 31, 2002 and December 31, 2003 and filed with the SEC on March 7, 2003 and March 8, 2004, respectively, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

          The consolidated financial statements as of December 31, 2001, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein.

          On March 20, 2002, BB&T announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as its Independent Registered Public Accounting Firm. After reasonable efforts, we have been unable to obtain Arthur Andersen’s updated written consent to the incorporation by reference into this registration statement of Arthur Andersen’s audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to omit Arthur Andersen’s updated written consent from this registration statement.

          Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

          Accordingly, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. BB&T believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including BB&T’s officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.